Exhibit 10.4

SATISFACTION AND DISCHARGE OF INDENTURE,
RELEASE, ASSIGNMENT AND TRANSFER

This Satisfaction and Discharge of Indenture, Release, Assignment and Transfer (this "Satisfaction of Indenture"), dated as of June 14, 2012, relates to the Indenture, dated as of April 11, 2006 (as amended or supplemented, the "Indenture"), between Kronos International, Inc., a Delaware corporation (the "Company"), and The Bank of New York Mellon, formerly known as The Bank of New York, a New York banking corporation (the "Trustee").

WHEREAS, all indebtedness secured by the Indenture and all proper charges of the Trustee thereunder have been paid and the Company has deposited with the Trustee pursuant to a Trust Agreement, dated as of the date hereof, funds sufficient to effect a full redemption of all Notes and any additional amount required to satisfy and discharge the Indenture; and

WHEREAS, pursuant to Section 10.1 of the Indenture, the Company has requested the Trustee to discharge the Indenture and to execute and deliver to the Company this Satisfaction of Indenture in order to assign and transfer to the Company the Collateral and all other property of the Company and all related rights in respect thereof, any of which are held by or on behalf of the Trustee or otherwise subject to the Security Interest or other Liens on the Collateral created by the Security Documents (whether created by the Indenture, including without limitation the Lien created by the after-acquired clauses of the Indenture, or by subsequent delivery or pledge to the Trustee under the Indenture or otherwise) (collectively, the "Pledged Property"), to acknowledge that the Security Interest and other Liens of the Indenture has been cancelled, discharged and satisfied and to acknowledge that each of the (a) the Collateral Agency Agreement, dated as of April 11, 2006 (as amended or supplemented, the "Collateral Agency Agreement"), among the Trustee, U.S. Bank, as collateral agent (the "Collateral Agent"), and the Company, (b) the pledge agreement, dated 11 April 2006, between the Company and Collateral Agent, relating to a pledge of 65% of the shares of Kronos Denmark ApS (as amended or supplemented, the "Danish Pledge Agreement"), (c) the pledge agreement (Acte de Nantissement de Compte d'Instruments Financiers), dated 11 April 2006, between the Company and Collateral Agent relating to a pledge of 65% of the shares of Société Industrielle du Titane, S.A. (as amended or supplemented, the "French Pledge Agreement"), (d) the pledge agreement, dated 11 April 2006, between the Company and Collateral Agent, relating to a pledge of 65% of the shares of Kronos Titan GmbH & Co. OHG (the "German Pledge Agreement"), and (e) the security over shares agreement, dated 11 April 2006, between the Company and Trustee, relating to a pledge of 65% of the shares of Kronos Limited (collectively, the "UK Pledge Agreement" and, together with the Collateral Agency Agreement, the Danish Pledge Agreement, the German Pledge Agreement and the French Pledge Agreement, and the agreements, documents, certificates and instruments delivered in connection therewith, the "Collateral Agreements") was terminated upon the release of the Collateral.

NOW, THEREFORE, THIS SATISFACTION OF INDENTURE WITNESSETH:

ARTICLE I
SATISFACTION AND DISCHARGE

The Trustee, pursuant to Section 10.1 of the Indenture, hereby acknowledges that the Company's obligations under the Indenture have been satisfied and hereby discharges the Indenture and the Security Interest and other Liens thereof, including but not limited to the pledge of shares governed by Danish law, the pledge agreement and statement of pledge made over financing instruments account governed by French law, the partnership interest pledge agreement and acknowledgement of German pledge agreement governed by German law and security over shares agreement governed by English law.  The Trustee hereby authorizes and directs the appropriate officials in the State of Delaware, the Kingdom of Denmark and the Countries of France, the United Kingdom and Germany and all such other places wherein any financing statements were filed in connection with the Indenture, to cancel and terminate all such financing statements as provided by law.  Without limiting the foregoing, the Trustee agrees to take all actions reasonably requested by the Company to cause the cancellation and termination of all financing statements affecting any of the Pledged Property.

The Trustee acknowledges and agrees that each of the Collateral Agreements is terminated.

ARTICLE II
ASSIGNMENT AND TRANSFER OF PLEDGED PROPERTY

The Trustee, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby releases, reassigns, retransfers and sets over to the Company, and its successors and assigns forever, and releases and forever discharges from the Security Interest and other Liens of the Indenture and/or the Collateral Agreements, all of the Trustee's and/or the Collateral Agent's right, title and interest in and to the Pledged Property;

TOGETHER WITH all revenues, issues, earnings, income, product and profits thereof, and all the right, title and interest and claim whatsoever, at law as well as in equity, of the Trustee and/or the Collateral Agent in and to the Pledged Property;

TO HAVE AND TO HOLD the Pledged Property that is herein released, reassigned, retransferred and set over by the Trustee and/or the Collateral Agent as aforesaid, unto the Company and its successors and assigns forever, free and clear of Liens, claims and encumbrances of any type whatsoever created in or in favor of the Trustee and/or the Collateral Agent pursuant to the Indenture or otherwise;

PROVIDED, HOWEVER, that this reassignment, retransfer, cancellation and discharge shall be without covenants, warranties of title or seisin, or of any other nature whatsoever, either express or implied in law or in equity; and shall be without recourse to the Trustee under the Indenture, which rights shall survive the satisfaction and discharge of the Indenture.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1 The capitalized terms used herein shall, for all purposes of this Satisfaction of Indenture, have the meanings specified in the Indenture.

Section 3.2 The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Satisfaction of Indenture or for or in respect of the recitals contained herein, all of which recitals are deemed made by the Company solely.

Section 3.3 This Satisfaction of Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the Trustee has executed this Satisfaction of Indenture as of the date first written above.

THE BANK OF NEW YORK MELLON

By:           /s/ Arlene Thelwell
Name: Arlene Thelwell
Title:  Assistant Vice President